i3 VERTICALS REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS
Plans to Discuss BIS Acquisition on Earnings Conference Call
NASHVILLE, Tenn. (February 8, 2021) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal first quarter ended December 31, 2020.

Highlights for the fiscal first quarter of 2021 vs. 2020
•First quarter revenue was $43.3 million, an increase of 5% over the prior year's first quarter.
•First quarter adjusted net revenue1, which excludes acquisition revenue adjustments, was $44.9 million, an increase of 8% over the prior year's first quarter.

•First quarter net loss was $4.1 million, compared to net income of $1.9 million in the prior year's first quarter.
•First quarter adjusted EBITDA1 was $10.9 million, a decrease of 8% over the prior year's first quarter.
•First quarter adjusted EBITDA1 as a percentage of adjusted net revenue1 was 24.2%, compared to 28.5% in the prior year's first quarter.

•First quarter diluted net loss per share available to Class A common stock was $0.13, compared to diluted net loss per share available to Class A common stock of $0.01 in the prior year's first quarter.
•First quarter pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's estimated going forward effective tax rate, was $0.22, compared to $0.24 for the prior year's first quarter.

•Integrated payments2 were 56% of payment volume for the three months ended December 31, 2020.
•At December 31, 2020, the ratio of consolidated interest coverage ratio was 16.48x, total leverage ratio was 3.67x and consolidated senior leverage ratio was 0.92x. These ratios are defined in our Senior Secured Credit Facility.

•As previously announced in our press release dated February 5, 2021, the Company completed the acquisition of Business Information Systems (“BIS”), a business based in east Tennessee that provides software and electronic payment solutions in a variety of states. BIS will fit within the Company’s public sector vertical. The aggregate purchase price was $87.7 million, consisting of $52.5 million in cash, approximately $35.2 million of Class A common stock and an amount of contingent consideration, which is still being valued. The transaction includes contingent consideration of up to $16.0 million, subject to the satisfaction of certain growth metrics over established time periods.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are pleased with our first quarter results. Our execution of our M&A strategy has driven our transformation into a software-led company. Software-related revenues have grown from 12% of our adjusted net revenue in the first quarter of fiscal 2018 to 36% of our adjusted net revenue during the first quarter of fiscal 2021. We are focused on expanding in this area. Our financial results continued to improve, despite the effects of COVID-19 related restrictions that were reinstituted during the holiday season, which slowed the progress of our payment volume recovery during the quarter. Several early 2021 trends will aid the recovery of our business, including a return to in-person schooling, additional financial stimulus and the deployment of vaccines. We are confident in our ability to deliver solid financial results in 2021.

“Last week we announced our largest acquisition to date, BIS. The acquisition significantly expands our Public Sector vertical, which now represents almost half of our adjusted net revenue. Our product suite now allows us to approach the Public Sector vertical at multiple levels — from the individual court-level to the statewide level — and we are excited to deliver valuable solutions to our customers we expect to generate continued growth at i3,” concluded Daily.

2021 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The Company is providing the following outlook for the fiscal year ending September 30, 2021:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2021
Adjusted net revenue(1) (non-GAAP)	$198,000	-	$214,000
Adjusted EBITDA (non-GAAP)	$50,000	-	$56,000
Depreciation and internally developed software amortization	$4,250,000	-	$4,750,000
Cash interest expense, net	$4,250,000	-	$4,750,000
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding	32,500,000	-	34,500,000
Adjusted diluted earnings per share(2) (non-GAAP)	$0.93	-	$1.06
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the revised 2021 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “2021 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, February 9, 2021, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (929) 477-0577 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on February 9, 2021, through February 16, 2021, by dialing (719) 457-0820 and entering Confirmation Code 3920238.

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 9 through 11 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, public sector and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $14.3 billion in total payment volume for the 12 months ended December 31, 2020.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2021 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the anticipated impact to the timing and recovery of the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19), including the anticipated impact of further school closures on
-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
our education vertical ; (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets and thereafter to complete and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xxii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(615) 988-9890
cwhitson@i3verticals.com

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2020	2019	% Change

Revenue	$43,313	$41,111	5%

Operating expenses
Other costs of services	13,666	12,918	6%
Selling general and administrative	24,962	19,287	29%
Depreciation and amortization	5,092	4,655	9%
Change in fair value of contingent consideration	1,904	154	1,136%
Total operating expenses	45,624	37,014	23%

(Loss) income from operations	(2,311)	4,097	n/m

Interest expense, net	2,029	2,014	1%

(Loss) income before income taxes	(4,340)	2,083	n/m

(Benefit from) provision for income taxes	(219)	149	n/m

Net (loss) income	(4,121)	1,934	n/m

Net (loss) income attributable to non-controlling interest	(1,549)	2,083	n/m
Net loss attributable to i3 Verticals, Inc.	$(2,572)	$(149)	n/m

Net loss per share available to Class A common stock:
Basic	$(0.13)	$(0.01)
Diluted	$(0.13)	$(0.01)
Weighted average shares of Class A common stock outstanding:
Basic	19,129,056	14,233,785
Diluted	19,129,056	14,233,785

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended December 31,
	2020	2019	% Change

Adjusted net revenue (non-GAAP)	$44,908	$41,624	8%
Adjusted EBITDA (non-GAAP)	$10,878	$11,859	(8)%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.22	$0.24	(8)%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2020	2019

Payment volume(1)	$3,800,527	$3,839,118
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended December 31, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$24,970	$18,776	$(433)	$43,313

Operating expenses
Other costs of services	10,841	3,257	(432)	13,666
Selling general and administrative	6,444	10,895	7,623	24,962
Depreciation and amortization	2,766	2,149	177	5,092
Change in fair value of contingent consideration	157	1,747	—	1,904
Income (loss) from operations	$4,762	$728	$(7,801)	$(2,311)

Payment volume	$3,582,614	$217,913	$—	$3,800,527

	For the Three Months Ended December 31, 2019(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$28,239	$13,282	$(410)	$41,111

Operating expenses
Other costs of services	12,174	1,154	(410)	12,918
Selling general and administrative	6,863	7,395	5,029	19,287
Depreciation and amortization	3,072	1,414	169	4,655
Change in fair value of contingent consideration	(2,297)	2,451	—	154
Income (loss) from operations	$8,427	$868	$(5,198)	$4,097

Payment volume	$3,635,056	$204,062	$—	$3,839,118
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share amounts)

	December 31,	September 30,
	2020	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$10,879	$15,568
Accounts receivable, net	23,786	17,538
Settlement assets	84	—
Prepaid expenses and other current assets	9,747	4,869
Total current assets	44,496	37,975

Property and equipment, net	5,946	5,339
Restricted cash	8,569	5,033
Capitalized software, net	23,907	16,989
Goodwill	219,912	187,005
Intangible assets, net	132,824	109,233
Deferred tax asset	44,966	36,755
Operating lease right-of-use assets	10,560	—
Other assets	6,509	5,197
Total assets	$497,689	$403,526

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$6,348	$3,845
Current portion of long-term debt	—	—
Accrued expenses and other current liabilities	26,750	24,064
Settlement obligations	84	—
Deferred revenue	23,868	10,986
Current portion of operating lease liabilities	2,813	—
Total current liabilities	59,863	38,895

Long-term debt, less current portion and debt issuance costs, net	141,397	90,758
Long-term tax receivable agreement obligations	34,299	27,565
Operating lease liabilities, less current portion	8,309	—
Other long-term liabilities	12,388	6,140
Total liabilities	256,256	163,358

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2020 and September 30, 2020	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 20,004,771 and 18,864,143 shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,881,012 and 11,900,621 shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	1	1
Additional paid-in-capital	169,097	157,598
Accumulated deficit	(4,595)	(2,023)
Total stockholders' equity	164,505	155,578
Non-controlling interest	76,928	84,590
Total equity	241,433	240,168
Total liabilities and equity	$497,689	$403,526

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2020	2019

Net cash provided by operating activities	$11,954	$7,484
Net cash used in investing activities	$(61,329)	$(1,782)
Net cash provided by (used in) financing activities	$48,222	$(6,635)

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Based Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2020	2019
Net loss attributable to i3 Verticals, Inc.	$(2,572)	$(149)
Net (loss) income attributable to non-controlling interest	(1,549)	2,083
Non-GAAP Adjustments:
(Benefit from) provision for income taxes	(219)	149
Financing-related expenses(1)	53	—
Non-cash change in fair value of contingent consideration(2)	1,904	154
Equity-based compensation(3)	3,441	2,124
Acquisition revenue adjustments(4)	1,595	513
Acquisition-related expenses(5)	1,010	262
Acquisition intangible amortization(6)	4,117	3,721
Non-cash interest expense(7)	1,332	100
Other taxes(8)	94	54
Non-GAAP pro forma adjusted income before taxes	9,206	9,011
Pro forma taxes at effective tax rate(9)	(2,302)	(2,253)
Pro forma adjusted net income(10)	$6,904	$6,758
Cash interest expense, net(11)	697	1,914
Pro forma taxes at effective tax rate(9)	2,302	2,253
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(12)	975	934
Adjusted EBITDA	$10,878	$11,859
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $3,441 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan and $2,124 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended December 31, 2020 and 2019, respectively.
4.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of the earnings release.
5.Acquisition-related expenses are the professional service and related costs directly related to our acquisitions and are not part of our core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2020 and 2019, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
10.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
11.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
12.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
-MORE-

IIIV Reports First Quarter 2021 Financial Results

February 8, 2021
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended December 31,
	2020	2019
Diluted net loss available to Class A common stock per share	$(0.13)	$(0.01)
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.22	$0.24
Pro forma adjusted net income(2)	$6,904	$6,758
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	32,028,708	28,364,844
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 11,668,199 and 12,921,637 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,231,453 and 1,209,422 shares of unvested Class A common stock and options for the three months ended December 31, 2020 and 2019, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended December 31,
	2020	2019
Revenue	$43,313	$41,111
Acquisition revenue adjustments(1)	1,595	513
Adjusted Net Revenue	$44,908	$41,624
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
-END-